UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
Current Report Pursuant to Section 13 or 15(d)
Of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 1, 2007
ZAREBA SYSTEMS, INC.
(Exact Name of Registrant as Specified in its Charter)
Minnesota
(State or Other Jurisdiction of Incorporation)

0-1388 (Commission File Number)	41-0832194 (IRS Employer Identification No.)
13705 26th Ave. N., Suite 102
Minneapolis, Minnesota 55441
(Address of Principal Executive Offices) (Zip Code)
(763) 551-1125
(Registrant’s Telephone Number, Including Area Code)
N/A
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets.
Item 9.01. Financial Statements and Exhibits.
SIGNATURES

Item 2.01 Completion of Acquisition or Disposition of Assets.
     On August 1, 2007, Zareba Systems, Inc. (the “Company”) completed its previously announced sale of all of the capital stock of its wholly-owned subsidiary Waters Medical Systems, Inc. (“WMS”) to Holding GC, Inc. (the “Buyer”), a Delaware corporation. Pursuant to the terms of the Stock Purchase Agreement with the Buyer dated July 24, 2007, the Company received a purchase price of $5,000,000. As previously disclosed, the Stock Purchase Agreement calls for a post-closing estimate of the value of the “net assets” of WMS on the closing date, which could result in a reduction of the purchase price.
Item 9.01. Financial Statements and Exhibits.
     (a) Financial statements:
           None.
     (b) Pro forma financial information:
           The Company will file by amendment the required pro forma financial information.
     (c) Shell company transactions:
           None.
     (d) Exhibits:
           None.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: August 1, 2007

ZAREBA SYSTEMS, INC.
By:	/s/ Jeffrey S. Mathiesen
Jeffrey S. Mathiesen, Vice President and
Chief Financial Officer